UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2010

Upstream Worldwide, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50494	98-0412432
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 E. Broward Blvd., Suite 1200 Ft. Lauderdale, Florida	33301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 915-1550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of CertainOfficers; Compensatory Arrangements of Certain Officers.

Effective September 30, 2010, in an effort to permit Upstream Worldwide, Inc. (the “Company”) to reduce costs, Douglas Feirstein, the Chief Executive Officer of the Company and Daniel Brauser, the Chief Financial Officer of the Company, amended their Employment Agreements and waived a total of approximately $126,000 of compensation deferred by them since April 2010. Additionally, Messrs. Feirstein and Brauser each agreed to a reduced salary of $150,000 per year, a total reduction of $250,000 per year.  Previously, the Employment Agreements expired on May 5, 2012; as a result of the amendments Messrs. Feirstein and Brauser are now employed by the Company on a month-to-month basis. The Employment Agreements have also been amended to eliminate all severance rights.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UPSTREAM WORLDWIDE, INC.

Date: October 6, 2010	By:	/s/ Daniel Brauser
	Name:	Daniel Brauser
	Title:	Chief Financial Officer